Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Community Capital Corporation:

We hereby consent to the incorporation by reference in this amended registration statement on Form S-1/A of our report dated March 12, 2009 relating to the consolidated financial statements, which appear in Community Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina

August 12, 2009